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                                                                   Exhibit 10.13

                                 FORM OF LEASE
                                 -------------
                          New Pond Village Associates

     THIS LEASE ("LEASE") is made and entered into as of the ____ day of __________, 1996, by and between (i) NEW POND VILLAGE ASSOCIATES, a Massachusetts general partnership ("LESSOR"), and (ii) ATRIA COMMUNITIES, INC., a Delaware corporation ("LESSEE").

RECITALS:
- --------

     A. Lessor owns the real property and the improvements thereon located in Walpole, Massachusetts, more particularly described on EXHIBIT A attached hereto and made a part hereof ("REAL PROPERTY"), and certain tangible personal property used on, or in connection with, the Real Property (the Real Property and such personal property are hereinafter collectively referred to as the "LEASED ASSETS").

     B. Lessor desires to lease and ultimately convey the Leased Assets to Lessee, and Lessee desires to lease and ultimately acquire the Leased Assets from the Lessor.

AGREEMENT:
- ---------

     NOW, THEREFORE, in consideration of the premises, the parties hereto agree as follows:

          1. LEASE OF LEASED ASSETS. For the term, at the rent and otherwise upon the terms, conditions and provisions hereinafter contained, Lessor hereby leases unto Lessee, and Lessee hereby leases from Lessor, the Leased Assets.

          2. TERM. This Lease shall be for a term of 99 years commencing as of the date hereof and ending on the ninety-ninth anniversary of the date hereof.

          3. RENT. Lessee hereby covenants and agrees to pay to Lessor as rent for the Leased Assets during the Term hereof an amount equal to the amount Landlord is required to pay under the indebtedness secured by that certain Mortgage and Trust Indenture by and between Landlord and First National Bank of Boston, as Trustee, dated November 1, 1990, Securing Resident Mortgage Bonds (New Pond village Project) Series A, as amended from time to time ("MORTGAGE"), insofar as such payments relate to the Leased Assets.

          4. DELIVERY AND ACCEPTANCE. Lessee hereby acknowledges that Lessor has delivered the Leased Assets to Lessee in good operating condition and repair at the time of delivery. The Leased Assets leased hereby are being leased "AS IS" and Lessor specifically disclaims any warranties with respect to the Leased Assets including, but not by way of limitation, all express or implied warranties of quality, merchantability or fitness for a particular purpose.
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          5. QUIET ENJOYMENT. Lessor hereby covenants and agrees to and with
Lessee that if Lessee shall not be in default hereunder, Lessee shall have, at all times during the Term hereof, the peaceable and quiet enjoyment and possession of the Leased Assets without any manner of hinderance from Lessor or any person or persons lawfully claiming the Leased Assets.

          6. ALTERATIONS. Lessee shall not make any structural alterations to any improvements on the Real property, and shall not remove or demolish any improvements on the Real property, without first obtaining Lessor's written approval thereto, which consent may only be withheld if such would result in a default under the terms of the Mortgage. Lessor hereby agrees to seek the consent of the holder of the Mortgage ("MORTGAGEE") to any such alteration, removal or demolition upon request of Lessee.

          7. INSURANCE

               (a) In addition to the rent specified herein, Lessee will, at all times, at its sole cost and expense, obtain for the benefit of Lessor, wherein Lessor and the Mortgagee shall be a named insured, property and casualty insurance in respect of the Leased Assets in an amount and value, and having such terms, so as to comply with the terms of the Mortgage. Such insurance shall be contracted with insurance companies authorized and licensed to do business in the Commonwealth of Massachusetts. The proceeds of such insurance shall be payable to Lessor and Lessee as their interest may appear.

               (b) In addition to the rent specified herein, Lessee will also carry and maintain, at all times, at its sole cost and expense, public liability insurance with respect to the Leased Assets, in such reasonable amount as are required under the terms of the Mortgage. Lessor and the Mortgagee (if required under the terms of the Mortgage) shall be named a party insured by such policy.

               (c) At the request of Lessor, Lessee shall deliver to Lessor a certificate of insurance by or on behalf of each insurer stating the coverage, named insurers and limits of each such policy.

               (d) If Lessee fails to maintain any of the insurance required to be maintained by it for the benefit of Lessor, Lessor shall have the right, in addition to all other rights available to it, but not the obligation, to purchase such insurance for its own benefit and the same shall be immediately due and owing as additional rental hereunder by Lessee to Lessor, together with interest thereon at the rate of 18% per annum.

          8.  RISK OF LOSS.

               (a) All risk of loss or damage to the Leased Assets shall be borne by Lessee. In the event of loss or damage

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to the Leased Assets, Lessee shall immediately give written notice thereof to
Lessor and to the insurance company utilized by Lessee to insure the Leased Assets, and shall furnish such information and execute such documents as may be required to collect the proceeds of any applicable insurance policy or policies.

               (b) If all or any part of the Leased Assets which are personal property is lost or damaged so that it is economically unfeasible to repair it, Lessee agrees to immediately pay to Lessor, in cash, an amount equal to the amount, if any, Lessor is required to pay to the Mortgagee as a result thereof. Thereupon, this Lease shall terminate with respect to the Leased Assets involved. Upon such termination, Lessee shall be entitled to the Leased Assets involved in their then existing condition. Lessor shall deliver to Lessee a bill of sale with respect to the Leased Assets involved, which bill of sale shall contain no representations or warranties, express or implied, including any warranty of quality, merchantability or fitness for a particular purpose.

               (c) If all or a portion of the Leased Assets which are personal property is only partially damaged so that it is economically feasible to repair it, if required by the Mortgage, Lessee shall, at its sole cost and expense, repair such Leased Asset so as to comply with the terms of the Mortgage.

               (d) If all or a portion of the Real Property is damaged or destroyed and under the terms of the Mortgage the Real Property need not be repaired and Lessee elects not to make repair, Lessee shall make whatever payment is required to be made under the Mortgage as a result thereof to the extent it relates to the Leased Assets.

               (e) If all or any portion of the Real Property is damaged so that it is economically feasible to repair it, then this Lease shall remain in full force and effect with respect to the Real Property, and Lessee shall, at its sole cost and expense, repair the Real Property to the extent required under the terms of the Mortgage. If Lessee repairs the Real Property pursuant to this
Section 8(e), Lessor shall reimburse Lessee for such repairs to the extent of the insurance proceeds received by it.

          9. TAXES. In addition to the rent specified herein, Lessee agrees to pay when due, at its sole cost and expense, all taxes and assessments now or hereafter imposed by any Federal, state or local governmental authority or agency upon the Leased Assets, upon this Lease or upon the use or operation of the Leased Assets, regardless of whether assessed to Lessor or Lessee. If it is not possible to obtain a separate tax assessment with respect to the Leased Assets, Landlord and Tenant shall equitably determine the taxes attributable to the Leased Assets and Tenant shall pay such amount to Landlord which shall pay the

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tax to the appropriate taxing authority. Upon written demand of Lessor, Lessee will deliver written receipt evidencing payment of such taxes to Lessor. If Lessee fails to pay any of said taxes when due, such failure shall be a default hereunder and Lessor shall have the right, in addition to all other rights and remedies available to it, to pay such taxes on behalf of Lessee and the same shall be immediately due and owing as additional rental hereunder by Lessee to Lessor, together with interest thereon at the rate of 18% per annum.

          10. UTILITIES. In addition to the rent provided for herein, Lessee hereby agrees to pay for all heat, water, sewer service charges, gas, electricity and other public utilities used in or about the Real Property, and all such utilities shall be metered to the Real Property in Lessee's name (unless Lessor determines otherwise and elects to bill Lessee therefor at Lessor's cost). Lessee has inspected the Real Property with respect to the availability of all such utilities and is satisfied with the same. Lessee shall be solely responsible for running any additional utility lines, if necessary, to the Real Property and shall bear all costs related thereto without reimbursement from Lessor.

          11. NO LIABILITY. Lessor shall not be liable to Lessee for loss of use of the Leased Assets or interruption of Lessee's business if the Leased Assets fail to function, shall be out of use for repairs or service, or for any other causes whatsoever, and any such loss of use shall not relieve Lessee from the obligation to pay the rental provided for herein at the time specified herein.

          12. OPERATION IN CONFORMITY WITH LAWS. Lessee shall use and operate the Leased Assets in strict conformity with all of the laws, rules, orders, ordinances and regulations of the United States and all applicable Federal, state and local agencies and authorities, regarding the use, operation and possession of the Leased Assets. Lessee hereby agrees to indemnify Lessor for, and hold Lessor harmless from, any and all liabilities, claims, suits, actions, damages, demands, penalties, fines and forfeitures which may be asserted against Lessor or the Leased Assets arising out of, or resulting from, any violation of any of the aforesaid laws, rules, orders, ordinances and regulations, or out of Lessee's use or operation of the Leased Assets.

          13. ASSIGNMENT OR SUBLETTING. Lessee may assign this Lease or sublet or rent out the Leased Assets, only with the prior written consent of Lessor, which consent will not be unreasonably withheld.

          14. LIENS. Lessee hereby agrees that it will not place, or permit the placement of, any liens or encumbrances on the Leased Assets except to the extent such liens or encumbrances are permitted under the terms of the Mortgage.

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          15. MAINTENANCE. In addition to the rent specified herein, Lessee agrees, at its sole cost and expense, to at all times keep the Leased Assets in good operating condition and repair, and keep the Leased Assets in mechanical condition adequate to comply with all rules and regulations of any applicable regulatory bodies, the underwriter of the insurance policies carried by Lessee and the terms of the Mortgage. Lessor, its agents and representatives, shall have the right at any time to inspect the Leased Assets and any part thereof to determine its or their condition and to ascertain whether or not Lessee is complying with the covenants and agreements herein contained relating to the proper care and maintenance of the Leased Assets.

          16. ACQUISITION OF LEASED ASSETS. Lessor hereby agrees to convey to Lessee, and Lessee hereby agrees to acquire from Lessor, the Leased Assets at such time as Lessor is legally permitted to convey the Real Property to Lessee under all applicable zoning laws and ordinances and the Mortgagee has consented to such conveyance (to the extent such consent is required). In exchange for the conveyance of the Leased Assets to Lessee, Lessee shall assume all of Lessor's obligations under the Mortgage and the indebtedness secured thereby. Lessor hereby agrees to use its best efforts to obtain the requisite zoning and consent of the Mortgagee to permit the conveyance provided for above.

          17. FINANCIAL REPORTING AND TAX CHARACTERIZATION. Lessor and Lessee intend that this Lease be treated for financial reporting and Federal income tax purposes as a transfer by Lessor to Lessee of the Leased Assets and the assumption by Lessee of the indebtedness assumed by the Mortgage and agree that they will not take any position which is inconsistent with the foregoing.

          18. DEFAULT. In the event: (i) Lessee defaults in the performance of any of the terms, conditions, covenants or agreements herein contained and such default is not cured within 30 days after the giving of notice by Lessor to Lessee of such default, (ii) of (a) the entry of a decree or order for relief by a court having jurisdiction in the premises in respect of Lessee in an involuntary case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Lessor or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days, or (b) the commencement by Lessee of a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable Federal or state bankruptcy, insolvency or other similar law, or the consent by it to the appointment of, or taking possession by, a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of

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Lessee or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of Lessee generally to pay its debts as such debts become due, or the taking of corporate action by Lessee in furtherance of any of the foregoing, or (iii) any execution, attachment or other writ shall be levied upon the Leased Assets, then, in such event, all of which acts or events shall be considered as defaults hereunder, Lessor, in addition to all other rights available to it at law or in equity, shall have the following remedies:

               (a) Lessor may institute a suit to collect any and all sums due Lessor by virtue of the provisions of this Lease, or for any and all damages that may accrue by virtue of Lessee's breach of this Lease, or both.

               (b) Lessor may sue to restrain by injunction any violation or threatened violation of the terms, covenants, conditions or provisions of this Lease.

               (c) Lessor may, upon notice to Lessee, terminate this Lease and obtain possession of the Leased Assets with or without process of law. Lessee shall be responsible for and pay all costs of Lessor in connection with obtaining possession of the Leased Assets. Lessee hereby waives any claim for damages arising out of the taking of the Leased Assets by Lessor in such event.

All remedies of Lessor provided for herein shall be cumulative and shall be in addition to those remedies provided by law or at equity.

          19. NOTICES. All notices and other communications required or permitted hereunder shall be sufficiently given if in writing and personally delivered against a written receipt, if delivered to a reputable express messenger service (such as Federal Express, UPS or DHL Carrier) for overnight delivered, when transmitted by confirmed telephone facsimile (fax) or sent by registered, express or certified U.S. mail, postage prepaid, addressed as follows:

               If to Lessor:           New Pond Village Associates
                                       c/o Vencor, Inc.
                                       3300 Capital Holding Center
                                       400 West Market Street
                                       Louisville, Kentucky 40202
                                       (Fax) 502-596-4075
                                       Attention: General Counsel

               If to Lessee:           Atria Communities, Inc.
                                       515 West Market Street
                                       Louisville, Kentucky 40202
                                       (Fax) 502-596-4160
                                       Attention: General Counsel

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or to such other address as either party hereto shall furnish to the other in writing. Notices shall be deemed given when personally delivered, when delivered to an express messenger service, when transmitted by confirmed fax or when deposited in the U.S. mail in accordance with the foregoing provisions. However, the time period in which a response to any such notice, demand or request must be given shall commence to run from the date of personal delivery, the date of delivery by a reputable messenger service, the date on the confirmation of a fax, or the date on the return receipt, as applicable.

          20. BINDING AGREEMENT. This Lease shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.

          21. CAPTIONS; SECTION REFERENCES. The captions and section headings used herein are for convenience only, shall not be deemed part of this Lease and shall not in any way restrict or modify the context or substance of any paragraph hereof. All references herein to Sections shall refer to Sections of this Lease unless the context clearly requires otherwise.

          22. ENTIRE AGREEMENT. This Lease contains the entire understanding between Lessor and Lessee with respect to the Leased Assets, and supersedes all prior and contemporaneous understandings, both oral and written, between and among them respecting the subject matter hereof.

          23. WAIVER. The failure on the part of either party to insist in any instance upon the strict observance by the other of any provision of this Lease shall not be construed as a waiver of that or any other provision of this Lease.

          24. APPLICABLE LAW. This Lease shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts without regard to its conflict of laws rules.

     IN WITNESS WHEREOF, Lessor and Lessee have executed this Lease as of the day and year first above written.

                                        LESSOR:

                                        NEW POND VILLAGE ASSOCIATES
                                        By:  First Healthcare Corporation,
                                             General Partner



                                             By:___________________________

                                             Title:________________________

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                                       LESSEE:

                                       ATRIA COMMUNITIES, INC.


                                       By:________________________________

                                       Title:_____________________________

                                      -8-
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                                   EXHIBIT A
                                   ---------


                      [Insert Real Property Description]